Exhibit 4.3

                       EFFECTIVE MANAGEMENT SYSTEMS, INC.
                        1998 EMPLOYEE STOCK PURCHASE PLAN

                             BENEFICIARY DESIGNATION

   Participant Name: _____________________________________________

   Social Security No.: ____________________________

   Subject to the terms and conditions of the Effective Management Systems, Inc. 1998 Employee Stock Purchase Plan (the "Plan"), I hereby direct that in the event of my death, any benefits due under the Plan be paid to, and any rights thereunder by exercised by, the primary Beneficiary named below, if the Primary Beneficiary does not survive me, to the Secondary Beneficiary named below. I also hereby revoke any and all prior beneficiary designations made by me relative to the Plan and reserve the right to revoke or change this designation. This designation shall become effective upon its receipt by the Plan Administrator until replaced by a later designation. I hereby acknowledge that this designation shall be deemed invalid and not given effect upon my death if no beneficiary named below survives me. I understand that in such event, any benefits or other amounts payable upon my death will be paid in accordance with applicable provisions of the Plan.

   1.   Primary Beneficiary

        Name:  _______________________________________________________

        Address:  _____________________________________________________

        Social Security No.: ____________________ Relationship: __________

   2.   Secondary Beneficiary

        Name:  _________________________________________________________

        Address:  ______________________________________________________

        Social Security No.: ___________________  Relationship: ________


   __________________________________          __________________
   Signature of Participant                          Date

                                     * * * *
   Received for Plan Administrator:


   By:  _________________________     Date Received: _________________

   THIS IS AN IMPORTANT DOCUMENT AND YOUR COPY OF IT SHOULD BE KEPT WITH OTHER IMPORTANT PAPERS.